Securities and Exchange Commission
                    Washington, D.C.  20549





                            FORM 8-K

                         CURRENT REPORT
     Pursuant to Section 13 or 15(d) or The Securities Exchange
Act of 1934





Date of Report (Date of earliest event reported):  April 25, 1997



                     CFM TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Pennsylvania                  0-27498                  23-2298698
(State of other             (Commission              (IRS Employer
Jurisdiction                File Number)           Identification No.)
of incorporation)

                     1336 Enterprise Drive
               West Chester, Pennsylvania  19380
      (Address of principal executive offices) (Zip Code)

                         (610) 696-8300
      (Registrant's telephone number, including area code)


                         Not Applicable
 (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On April 25, 1997, the Registrant announced the adoption of a shareholders rights plan, providing for a dividend distribution of one right for each share of the Registrant's common stock to holders as of the close of business on May 9, 1997. The rights will become exercisable only in the event, with certain exceptions, an acquiring party accumulates, or announces an offer to acquire, 20% or more of the Registrant's common stock. The rights will expire on April 24, 2007. Each right will entitle the holder to buy one one-hundredth of a share of a new series of preferred stock at a price of $180. In addition, upon the occurrence of certain events, holders of the rights will be entitled to purchase either the Registrant's common stock or shares in an "acquiring entity" at half of market value. The Registrant will generally be entitled to redeem the rights at $.001 per right at any time until the tenth day following the acquisition of 20% of its common stock.


          The foregoing description of the shareholder rights plan is qualified by reference to the Rights Agreement, dated April 24, 1997, between the Registrant and American Stock Transfer and Trust Company, as Rights Agent, a copy of which is being filed by the Registrant as an exhibit to its Registration Statement on Form 8-A.

Item 7.   Financial Statements, Pro Forma Financial Information
Exhibits

(c)  Exhibits.

          99.1 Press Release, dated April 24, 1997.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CFM TECHNOLOGIES, INC.


                                   By:/s/ Lorin J. Randall
Date:  April 25, 1997                 Lorin J. Randall
                                      Vice President - Finance,
                                      Secretary & Treasurer

                         EXHIBIT INDEX



Number         Exhibit

99.1                     Press Release, dated April 25, 1997